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                                                                   EXHIBIT 32.02

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Transmeta Corporation (the "Company") on Form 10-Q for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Svend-Olav Carlsen, Chief Financial Officer and Vice President of Finance of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.


Date: May 4, 2004                          By: /s/ SVEND-OLAV CARLSEN
                                               ---------------------------------
                                               Chief Financial Officer and
                                               Vice President of Finance,
                                               Transmeta Corporation

         A signed original of this written statement required by Section 906 has been provided to Transmeta Corporation and will be retained by Transmeta Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request.